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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-134936) of our reports dated March 30, 2009, with respect to the consolidated financial statements of Station Casinos, Inc. and its subsidiaries and the effectiveness of internal control over financial reporting of Station Casinos, Inc. and its subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Las Vegas, Nevada
March 30, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm